EXHIBIT 99.2

SPANISH BROADCASTING SYSTEM, INC.
2601 South Bayshore Drive PHII
Coconut Grove, Florida 33133

June 10, 2005

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attn: Corporate Trust Trustee Administration

Re:	9⅝% Senior Subordinated Notes due 2009 of Spanish Broadcasting System, Inc. Notice of Redemption to Trustee

Ladies and Gentlemen:

     Reference is made to that certain indenture dated as of November 2, 1999 (as subsequently amended from time to time, the “Indenture”) among Spanish Broadcasting System, Inc., a Delaware corporation, as issuer (the “Company”), certain subsidiaries of the Company, as guarantors, and The Bank of New York, as trustee (the “Trustee”), with respect to the Company’s 9⅝% Senior Subordinated Notes due 2009 (the “Notes”). This notice is delivered to you in your capacity as Trustee under the Indenture in accordance with Section 3.01 of the Indenture. You are hereby notified that the Company intends to redeem all outstanding Notes pursuant to Section 3.07 of the Indenture at a redemption price of 104.813% of the aggregate principal amount thereof (or $1,048.13 per $1,000 in principal amount of the Notes) (the “Redemption Price”) on July 12, 2005 (the "Redemption Date”), plus accrued and unpaid interest, if any, to but not including the Redemption Date (such Redemption Price and interest, the “Redemption Payment”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Indenture. A draft of the notice of redemption to Holders of the Notes is attached hereto as Annex A (the “Notice of Redemption”).

     We hereby request that you mail the notice of redemption substantially in the form attached hereto to the Holders of the Notes on June 10, 2005.

     In accordance with Section 3.01 of the Indenture, you are hereby further notified that: (i) the Company is calling for redemption all of the Notes, of which there currently are $5,000 in aggregate principal amount outstanding, and the amount of accrued interest to be paid in respect thereof is $18.98 per $1,000 in principal amount of the Notes; and (ii) the CUSIP number of for each of the Notes to be redeemed is 846425AH9.

     You are further notified that on the date hereof, an amount equal to the Redemption Payment shall be deposited with you pursuant to Section 3.05 of the Indenture. We hereby request that (i) prior to the Redemption Date, you hold such Redemption Payment in trust for the Holders of the Notes, and (ii) on the Redemption Date, you release and disburse the Redemption Payment to the Holders of the Notes in accordance with the Indenture for purposes of effecting the redemption of the Notes on such date.

     You hereby agree that delivery of this notice shall be deemed to satisfy the requirements with respect to such delivery set forth in Sections 3.01 and 3.03 of the Indenture.

     In addition, we are delivering to you herewith an Officers’ Certificate and Opinion of Counsel stating that the Company’s proposed redemption shall comply with the conditions precedent and covenants provided for in the Indenture.

Very truly yours, SPANISH BROADCASTING SYSTEM, INC.
By:	/s/ Joseph A. Garcia
	Name:	Joseph A. Garcia
	Title:	Chief Financial Officer, Executive Vice President and Secretary

NOTICE OF REDEMPTION

SPANISH BROADCASTING SYSTEM, INC.
as Issuer
with respect to
the 9⅝% Senior Subordinated Notes due 2009
CUSIP No.: 846425AH9

June 10, 2005

Ladies and Gentlemen:

     Reference is made to that certain indenture dated as of November 2, 1999 (as subsequently amended from time to time, the “Indenture”) among Spanish Broadcasting System, Inc., a Delaware corporation, as issuer (the “Company”), certain subsidiaries of the Company, as guarantors, and The Bank of New York, as trustee (the “Trustee”), with respect to the Company’s 9⅝% Senior Subordinated Notes due 2009 (the “Notes”). This notice is delivered in accordance with Section 3.03 of the Indenture and paragraph 5 of the Notes. Pursuant to paragraph 5(a) of the Notes, you are hereby notified that the Company is redeeming all outstanding Notes pursuant to Section 3.07 of the Indenture at a redemption price of 104.813% of the aggregate principal amount thereof (or $1,048.13 per $1,000 in principal amount of the Notes) (the “Redemption Price”) on July 12, 2005 (the “Redemption Date”), plus accrued and unpaid interest, if any, to but not including the Redemption Date (such Redemption Price and interest, the “Redemption Payment”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Indenture. Prior to or simultaneous with this notice to Holders, the Company has provided notice of redemption to the Trustee in accordance with Section 3.01 of the Indenture.

     In accordance with Section 3.03 of the Indenture, you are hereby further notified that:

(1)	The Redemption Date is July 12, 2005;

(2)	The Redemption Price is 104.813% of the aggregate principal amount of the outstanding Notes (or $1,048.13 per $1,000 in principal amount of the Notes), and the amount of accrued interest to be paid is $18.98 per $1,000 in principal amount of the Notes;

(3)	The name of the Paying Agent is The Bank of New York, and its address is as follows: The Bank of New York, Corporate Trust Operations, 111 Sanders Creek Parkway, East Syracuse, New York 13057;

(4)	You must surrender your Notes to the Paying Agent to collect the Redemption Price;

(5)	Interest on the Notes will cease to accrue on and after the Redemption Date, unless the Company defaults in making the Redemption Payment;

(6)	This redemption is being made pursuant to subparagraph 5(a) of the Notes; and

(7)	No representation is being made as to the correction or accuracy of the CUSIP number, if any, listed in this notice or printed on the Notes.

     You hereby agree that the delivery of this notice shall be deemed to satisfy the requirements with respect to such delivery set forth in Section 3.03 of the Indenture.

     Withholding of 31% of gross redemption proceeds of any payment made within the United States is required by the Interest and Dividend Tax Compliance Act of 1983 unless the Paying Agent has the correct taxpayer identification number (social Security number or employer identification number) or exemption certificate of the Payee. You must furnish a properly completed IRS Form W-9 when presenting your Notes.

Very truly yours, SPANISH BROADCASTING SYSTEM, INC.
By:	/s/ Joseph A. Garcia
	Name:	Joseph A. Garcia
	Title:	Chief Financial Officer, Executive Vice President and Secretary